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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our opinion dated February 29, 2000 in the Registration Statement (Form S-1) and related Prospectus of Illumina, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

San Diego, California

July 10, 2000